Exhibit c(2)

Project Padlock
Board Discussion Materials Goldman Sachs & Co. LLC
May 23, 2022
INVESTMENT BANKING DIVISION

Disclaimer
INVESTMENT BANKING DIVISION
These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Board of Directors (the “Board”), the Transaction Committee of the Board, and senior management of Corgi (the “Company”) in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department.
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Topics for Discussion
INVESTMENT BANKING DIVISION
1 Transaction Overview
2 Public Market Perspectives on Corgi 3 Overview of Corgi Management Projections 4 Illustrative Valuation Analysis A Appendix A: Supplemental Materials

Topics for Discussion
INVESTMENT BANKING DIVISION
1 Transaction Overview
2 Public Market Perspectives on Corgi 3 Overview of Corgi Management Projections 4 Illustrative Valuation Analysis A Appendix A: Supplemental Materials

Overview of Proposed Transaction
($ in millions, except per share data)
INVESTMENT BANKING DIVISION
Review of Transaction
Merger Consideration (cash, $ per share) $                21.00
Implied Premium to:
Current Price as of 19-May-22 ($18.02) 16.5% 30-Day VWAP as of 19-May-22 ($15.58) 34.8% 60-Day VWAP as of 19-May-22 ($16.23) 29.4% 90-Day VWAP as of 19-May-22 ($16.71) 25.7%

Price as of 13-May-22 ($15.27) 37.5% 30-Day VWAP as of 13-May-22 ($15.13) 38.8% 60-Day VWAP as of 13-May-22 ($16.12) 30.3% 90-Day VWAP as of 13-May-22 ($16.71) 25.6%
Total Diluted Shares Outstanding (in Millions)                145.02 Implied Equity Consideration $                3,045
Plus: Debt $                1,047 Plus: Minority Interest $                22 Less: Cash & Cash Equivalents $                (117) Less: Equity Method Investments $                (48)
Implied Enterprise Value $                3,949
EV / Adjusted EBITDA Metric
LTM (31-Mar-22) $                250 15.8x
2022E—Management $                285 13.8x 2023E—Management $                349 11.3x
2022E—IBES $                274 14.4x 2023E—IBES $                311 12.7x
Source: CapitalIQ, Corgi filings, financial projections for Corgi as of 20-May-2022 prepared by Corgi management as approved for Goldman Sachs’ use by Corgi (“Management Projections”). Note: Market data as of 19-May-2022, prior to Corgi’s 13-D/A filing on 20-May-2022. Balance sheet data as of 31-Mar-2022, diluted share count per Corgi management, as of 20-May-2022. LTM
EBITDA as per Corgi filings. (1) Last trading date prior to proposal being provided.

Topics for Discussion
INVESTMENT BANKING DIVISION
1 Transaction Overview
2 Public Market Perspectives on Corgi 3 Overview of Corgi Management Projections 4 Illustrative Valuation Analysis A Appendix A: Supplemental Materials

INVESTMENT BANKING DIVISION

Overview of Corgi Stock Price Performance

Stock Price Performance Since Initial Public Trading

Stock Price Performance Since Initial Public Trading (Feb-2019)


Performance (%) YTD
Corgi (9.8)%
Distribution[1] 7.0
Companion Animal Health[2] (26.1)
Tech-Enabled Services[3] (8.9)
13-Aug-2019: Announces 2Q19 results, reducing FY earnings guidance for the second time since its public debut (40.1%)
12-Nov-2019: Announces 3Q19 results, outpacing consensus EBITDA estimates by ~14% +22.0%
10-Nov-2020: Announces 3Q21 results, including initial U.K. and Germany headwinds (2.3%)
15-May-2020: Announces 1Q20 results, showing a modest beat to consensus estimates and improvement among Rx management platform KPIs such as "same-store" growth +8.7%
30-Apr-2020: Announces $250M convertible preferred equity investment by CD&R +2.6%
05-May-2022: Announces Q1 FY22 results +10.5%
90D VWAP: $16.71
30D VWAP: $15.58
5/19: $18.02
5/13: $15.27[4]
Closing Price (USD)
Volume (000)
54.00
48.00
42.00
36.00
30.00
24.00
18.00
12.00
6.00
0
30,000
25,000
20,000
15,000
10,000
5,000
0
Feb-2019
Aug-2019
Mar-2020
Sep-2020
Apr-2021
Oct-2021
May-2022
Volume
Corgi
30D VWAP
90D VWAP

Source: Bloomberg Market Data as of 19-May-2022. [1] Distribution includes ABC, CAH, MCK, Owens & Minor, Henry Schein, Patterson; [2] Companion Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, Idexx, Heska; [3] Tech-enabled Services includes Evolent, Health Equity, R1, IQVIA, Convey Health and Signify Health. [4] Last trading date prior to proposal being provided.

6

INVESTMENT BANKING DIVISION
Overview of Corgi Multiple Over Time
NTM EV / EBITDA
40x Î” S inc e
Average In 0 1- Ja n- Average In
Average 2020 2021 2022 2 0 2 2 FY1-FY3 EBITDA Growth 2020 2021 2022
Corgi 15.2 x 17.0 x 11.5 x (1.4)x Corgi 12.1% 13.3% 10.9% Distribution¹ 8.0 8.5 10.0 1.2 Companion Animal Health² 18.1 22.7 18.8 (7.3) Tech-enabled Services³ 18.2 24.0 18.7 (2.6) 30x S&P 500 14.7 15.9 14.4 (2.8)
Multip le EBITDA d ighte 20x
17.0 x We 16.4 x me - Ti 13.0 x 5/19: 12.1 x
4
NTM 5/13: 10.6 x
10x
10.4 x
0x
Feb-2019 Aug-2019 Mar-2020 Sep-2020 Apr-2021 Oct-2021 May-2022
Corgi Distribution¹ Companion Animal Health² Tech-enabled Services³ S&P 500
Source: Bloomberg, CIQ and IBES, as of 19-May-2022.
¹Distribution includes ABC, CAH, MCK, Owens & Minor, Henry Schein, Patterson; ABC, CAH, and MCK pro forma for opioid settlements as of 02-Apr-2022. ²Companion Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, Idexx, and Heska. ³Tech-enabled Services includes Evolent, Health Equity, R1, IQVIA, Convey Health and Signify Health. 4 Last trading date prior to proposal being provided.

INVESTMENT BANKING DIVISION
Operational Peer Benchmarking
Management Projections and IBES Street Consensus
2021E – 2023E Revenue Growth 2021E – 2023E EBITDA Growth
Peer Median(1): 7.4% Peer Median(1): 10.0% 22.0% 19.5% 19.8%
12.9%
9.3% 7.9% 7.7% 6.3% 5.6% 4.6%
Corgi (IBES) Corgi (Mgmt) Distribution Tech-Enabled Companion Animal Corgi (IBES) Corgi (Mgmt) Distribution Tech-Enabled Companion Animal Services Health Services Health
2022E Gross Margin 2022E Adj. EBITDA Margin
Peer Median(1): 32.7% Peer Median(1): 15.5% 22.8% 23.1% 58.4%
39.1%
19.2% 19.7% 5.8% 12.5% 5.7%
3.5%
Corgi (IBES) Corgi (Mgmt) Distribution Tech-Enabled Companion Animal Corgi (IBES) Corgi (Mgmt) Distribution Tech-Enabled Companion Animal Services Health Services Health
Source: Corgi based on Management Projections, peers based on IBES estimates as of 19-May-2022
Note: Distribution includes ABC, CAH, MCK, Owens & Minor, Henry Schein, Patterson. Companion Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, Idexx, and Heska. Tech-Enabled Services includes Convey Health Solutions, Evolent, Health Equity, R1, IQVIA, and Signify Health. Values adjusted when needed to reflect calendar year end financials. (1) Reflects median of names across all peer groups.

INVESTMENT BANKING DIVISION
Distribution Valuation Benchmarking
Street Consensus ($ in millions)
EV / 2022E EBITDA
5/19: 12.7x
12.0 x
11.3 x 5/13: 11.3x (4)
11.2 x
10.3 x
9.5 x
8.6 x
(1)
(1) (1)(3)
Corgi
EV $ 13,656 $ 55,755 $ 40,147 $ 3,454 $ 23,112 $ 5,276 $ 3,490 Rev Growth(2) 4.7% 3.0% 7.2% 3.8% 5.9% 4.5% 5.6% 22E Gross Margin 29.8% 5.0% 3.5% 20.7% 3.7% 20.1% 19.2 % EBITDA Growth(2) 5.1% 1.5% 9.6% 7.6% 1.7% 20.3% 12.9% 22E EBITDA Margin 8.7% 1.9% 1.4% 5.0% 1.5% 5.0% 5.7%
Source: IBES estimates as of 19-May-2022. Note: Values adjusted when needed to reflect calendar year end financials. (1) Pro forma for payments to be made in conjunction with the opioid settlements. (2) Reflects CY 2021A – CY 2023E growth. (3) Growth metrics are pro forma for Cordis divestiture closed August 2021. (4) Last trading date prior to proposal being provided.

INVESTMENT BANKING DIVISION
Wall Street Ratings and Methodology
12-Month Price Target
Median: $22.00 Current Price: $18.02
$26
$22 $22 $19 $16
Analyst A Analyst B Analyst C Analyst D Analyst E
Date 08-May-2022 05-May-2022 05-May-2022 06-May-2022 19-May-2022
Recommendation Buy Buy Buy Hold Sell
SOTP (9.3x 2023E EV/EBITDA for supply chain
DCF (8.0% WACC, 2.0% DCF (9.9% WACC, 0.5% ~14.0x NTM P/E, Methodology 12.5x 2023E Adj. EBITDA services, 1.7x 2023 TGR) TGR) ~10.0x NTM EV/EBITDA
EV/Sales for prescription management)
Source: Wall Street research, market data as of 19-May-2022.

INVESTMENT BANKING DIVISION
Topics for Discussion
1 Transaction Overview
2 Public Market Perspectives on Corgi 3 Overview of Corgi Management Projections 4 Illustrative Valuation Analysis A Appendix A: Supplemental Materials

Summary of Corgi Management Projections

($ in millions)

INVESTMENT BANKING DIVISION

GTS '20A – '22E CAGR	18.3%	GTS '22E – '25E CAGR	15.5%
Distribution '20A – '22E CAGR	4.3%	Distribution '22E – '25E CAGR	6.5%
Total '20A – '22E CAGR	**6.5%**	**Total '22E – '25E CAGR**	**8.2%**

Revenue



$ 4,336
$ 641
$ 3,695
$ 4,575
$ 754
$ 3,821
$ 4,916
$ 897
$ 4,019
$ 5,330
$ 1,058
$ 4,271
$ 5,775
$ 1,214
$ 4,561
$ 6,233
$ 1,383
$ 4,850
$ 6,600
$ 1,562
$ 5,038
$ 6,918
$ 1,748
$ 5,170
$ 7,208
$ 1,939
$ 5,269
2020A
2021A
2022E
2023E
2024E
2025E
2026E
2027E
2028E

	2020A	2021A	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Rev % Growth – Mgmt		**5.5%**	**7.5%**	**8.4%**	**8.4%**	**7.9%**	**5.9%**	**4.8%**	**4.2%**
Rev $ – Consensus		*$4,575*	*$4,827*	*$5,105*	*$5,416*	--	--	--	--
Rev % Growth – Consensus		*5.5%*	*5.5%*	*5.8%*	*6.1%*	--	--	--	--

GTS '20A – '22E CAGR	26.8%	GTS '22E – '25E CAGR	23.4%
Distribution '20A – '22E CAGR	7.5%	Distribution '22E – '25E CAGR	14.4%
Total '20A – '22E CAGR	**12.3%**	**Total '22E – '25E CAGR**	**17.2%**

Adjusted EBITDA



$ 226
$ 52
$ 174
$ 244
$ 70
$ 173
$ 285
$ 84
$ 201
$ 349
$ 112
$ 237
$ 397
$ 132
$ 265
$ 459
$ 158
$ 301
$ 500
$ 181
$ 319
$ 537
$ 205
$ 332
$ 570
$ 229
$ 341
2020A
2021A
2022E
2023E
2024E
2025E
2026E
2027E
2028E

	2020A	2021A	2022E	2023E	2024E	2025E	2026E	2027E	2028E
% Margin – Mgmt.	**5.2%**	**5.3%**	**5.8%**	**6.6%**	**6.9%**	**7.4%**	**7.6%**	**7.8%**	**7.9%**
EBITDA % Growth – Mgmt.		**7.7%**	**17.1%**	**22.5%**	**13.6%**	**15.7%**	**8.9%**	**7.3%**	**6.2%**
EBITDA $ – Consensus		*$244*	*$274*	*$311*	*$328*	--	--	--	--
EBITDA % Growth – Consensus		*7.7%*	*12.6%*	*13.3%*	*5.6%*	--	--	--	--

Source: Management Projections.
Note: Corporate expense allocated to each segment based on projected pre-Corporate Segment EBITDA breakdown.

12

INVESTMENT BANKING DIVISION
Comparison of Management Forecast Vs. Street
($ in millions)
Revenue Adjusted EBITDA
2022E—2025E CAGR 2022E—2025E CAGR
Management Projections 8.2% Management Projections 17.2% Analyst Median 6.5% Analyst Median 12.0%
$6,233 $459 $5,833 $5,775 $397 $385 $5,416 $5,330 $349 $4,916 $328 $285 $5,105 $311 $4,827 $274
2022E 2023E 2024E 2025E 2022E 2023E 2024E 2025E
Growth (%) Margin (%)
Mgmt. Projections 7.5% 8.4% 8.4% 7.9% Mgmt. Projections 5.8% 6.6% 6.9% 7.4% Analyst Median 5.5% 5.8% 6.1% 7.7% Analyst Median 5.7% 6.1% 6.1% 6.6% # of Analysts 6 6 5 3 # of Analysts 6 6 5 3
Management Projections Analyst Median
Source: Management Projections, Wall Street research

INVESTMENT BANKING DIVISION
Topics for Discussion
1 Transaction Overview
2 Public Market Perspectives on Corgi 3 Overview of Corgi Management Projections 4 Illustrative Valuation Analysis A Appendix A: Supplemental Materials

Summary of Illustrative Financial Analyses
($ Represents Implied Corgi Share Price, Unless Otherwise Noted)

INVESTMENT BANKING DIVISION



Current Price: $18.02
Offer Price: $21.00
Financial Analyses
For Reference
Discounted Cash Flow Analysis
$ 14.76
$ 27.02
Present Value of Future Stock Price Analysis
$ 17.32
$ 27.73
Precedent Transaction Comps
$ 12.74
$ 27.02
Precedent Premiums Analysis - Latest Close (5/19)
$ 22.33
$ 25.52
Precedent Premiums Analysis - (5/13)(1)
$ 18.92
$ 21.62
Wall Street Analyst Price Targets
$ 16.00
$ 26.00
52-Week Trading Range
$ 13.39
$ 29.02

Key Commentary

- Management projections through 2028
- Assumes WACC 9.0% – 11.5%
- Assumes perp. growth of 2.5 – 3.5%

- Assumes EV / NTM EBITDA multiple range between 10.0 – 13.0x applied to management projected financials
- Assumes cost of equity of 11.7%

- Assumes EV / LTM EBITDA multiple range between 11.0 – 19.3x applied to LTM Adjusted EBITDA of $250M

- Based on 25th to 75th percentile of precedent non-biopharma premiums paid since 2010 (23.9% – 41.6%), applied to current share price as of 5/19 ($18.02)

- Based on 25th to 75th percentile of precedent non-biopharma premiums paid since 2010 (23.9% – 41.6%), applied to share price as of 5/13 ($15.27)(1)

- Analyst price target range of $16 - $26 per share based on five price targets
- Median price target of $22 per share

- 52-week intra-day trading range between $13.39 and $29.02

Source: Capital IQ, Corgi management, Management Projections, SEC Filings. Note: Market data as of 19-May-2022. (1) Last trading date prior to proposal being provided.

15

INVESTMENT BANKING DIVISION
Illustrative Discounted Cash Flow Analysis
($ in millions, except per share data)
Illustrative Unlevered Free Cash Flow
Q2-Q4 ‘22E 2023E 2024E 2025E 2026E 2027E 2028E Terminal Total Sales $ 3,768 $ 5,330 $ 5,775 $ 6,233 $ 6,600 $ 6,918 $ 7,208 $ 7,208
Rev % Growth 8.4% 8.4% 7.9% 5.9% 4.8% 4.2%
Total Adj. EBITDA $ 222 $ 349 $ 397 $ 459 $ 500 $ 537 $ 570 $ 570
% Margin 5.9% 6.6% 6.9% 7.4% 7.6% 7.8% 7.9% 7.9%
D&A $(137) $(192) $(209) $(227) $(250) $(262) $(273) $(112)
% of Sales (3.6)% (3.6)% (3.6)% (3.6)% (3.8)% (3.8)% (3.8)%
EBIT $ 85 $ 157 $ 188 $ 233 $ 250 $ 274 $ 297 $ 458
% Margin 2.3% 2.9% 3.3% 3.7% 3.8% 4.0% 4.1% 6.4%
(-) Tax $(21) $(39) $(47) $(58) $(62) $(69) $(74) $(114)
Tax Rate 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0%
NOPAT $ 64 $ 118 $ 141 $ 175 $ 187 $ 206 $ 223 $ 343
(+) D&A $ 137 $ 192 $ 209 $ 227 $ 250 $ 262 $ 273 112 (-) Î” in NWC 27 (49) (56) (57) (58) (42) (38) (19) (-) Capex (59) (86) (97) (97) (102) (107) (112) (112)
Unlevered Free Cash Flow $ 170 $ 175 $ 197 $ 247 $ 278 $ 319 $ 345 $ 324
Implied Equity Value Implied Share Price Implied Terminal EV / EBITDA
PGR PGR PGR
# ###### 2.5% 3.0% 3.5% $ 19.97 2.5% 3.0% 3.5% $ 8.03 2.5% 3.0% 3.5%
9.00% $ 3,345 $ 3,609 $ 3,922 9.00% $ 23.06 $ 24.88 $ 27.02 9.00% 9.0 x 9.8 x 10.7 x
RateRateRate ount 10.25% $ 2,644 $ 2,816 $ 3,015 ount 10.25% $ 18.24 $ 19.42 $ 20.79 ount 10.25% 7.5 x 8.1 x 8.7 x
Disc Disc Disc
11.50% $ 2,138 $ 2,258 $ 2,392 11.50% $ 14.76 $ 15.58 $ 16.51 11.50% 6.5 x 6.9 x 7.4 x
Source: Management Projections. Note: Balance sheet as of 31-Mar-2022.

Goldman Sachs

Illustrative Present Value of Future Stock Price Analysis

INVESTMENT BANKING DIVISION

Current Corgi NTM EBITDA Multiple:
5/19: 12.1x
5/13[(1)]: 10.6x

NTM EV / EBITDA Multiple
- 13.0x
- 11.5x
- 10.0x

Future Value of Stock Price



$40
$30
$20
$10
Current
FYE 2022
FYE 2023
FYE 2024
$ 37.60
$ 32.86
$ 28.13
$ 31.03
$ 26.93
$ 22.84
$ 26.03
$ 22.42
$ 18.82
5/19: $ 18.02
5/13: $ 15.27(1)

Present Value of Future Stock Price



$30
$25
$20
$15
$10
Current
FYE 2022
FYE 2023
FYE 2024
$ 27.73
$ 24.24
$ 20.74
$ 25.56
$ 22.19
$ 18.82
$ 23.95
$ 20.63
$ 17.32
5/19: $ 18.02
5/13: $ 15.27(1)

Present Value of Future Stock Price Sensitivity Tables

80% NTM EBITDA
YE 2023: $318M
YE 2024: $367M
90% NTM EBITDA
YE 2023: $357M
YE 2024: $413M
100% NTM EBITDA
YE 2023: $397M
YE 2024: $459M

% Plan Case '21A – '25E EBITDA CAGR
80% : 10.8%
90% : 14.1%
100% : 17.2%
Consensus : 12.1%

FYE 2023 PVFSP Sensitivity

		NTM EBITDA Multiple		
		10.0 x	11.5 x	13.0 x
Performance Against Plan	80.0 %	$ 14.32	$ 17.02	$ 19.72
	90.0 %	$ 16.57	$ 19.60	$ 22.64
	100.0 %	$ 18.82	$ 22.19	$ 25.56

FYE 2024 PVFSP Sensitivity

		NTM EBITDA Multiple		
		10.0 x	11.5 x	13.0 x
Performance Against Plan	80.0 %	$ 16.09	$ 18.88	$ 21.68
	90.0 %	$ 18.42	$ 21.56	$ 24.70
	100.0 %	$ 20.74	$ 24.24	$ 27.73

Source: Capital IQ and Management Projections. Market data as of 19-May-2022.
Note: Future value of stock price discounted to 31-Mar-2022 using Corgi's illustrative cost of equity of 11.7%. (1) Last trading date prior to proposal being provided.

17

INVESTMENT BANKING DIVISION
Selected Precedent Transaction Multiples
Selected Precedent Transactions in Distribution, Animal Health and HCIT
EV / LTM EBITDA
Distribution Animal Health HCIT
Median = 11.9x Median = 16.2x Median = 14.8x
19.3x
18.3x 18.0x 16.2x
14.9x 14.8x 13.0x 12.0x 11.9x 11.0x
9.3x
Year 2021 2013 2014 2015 2017 2015 2013 2015 2018 2021 2021
Acquiror
Target
Deal Value $6.5bn $2.0bn $8.4bn $2.6bn $9.0bn $1.1bn $1.3bn $8.7bn $4.9bn $13.8bn $28.6bn
Source: Public filings, Eikon, Capital IQ, and Wall Street research.

INVESTMENT BANKING DIVISION
Premiums Paid Analysis
Public | $1-5bn Deal Value | 1-Day Premiums | Change of Control Deals for U.S. Targets
Non-Biopharma Healthcare (Median)
34.4%
30.0% 26.2%
‘10-‘15 ‘16-‘22 YTD ‘10-‘22 YTD
Mean 37.6% 34.3% 36.2% 25th Percentile 23.9% 24.0% 23.9% 75th Percentile 41.2% 39.8% 41.6% # of Deals 21 15 36
Source: Dealogic as of 19-May-2022. Note: Premiums paid analysis represents premiums to undisturbed share prices.

INVESTMENT BANKING DIVISION
Topics for Discussion
1 Transaction Overview
2 Public Market Perspectives on Corgi 3 Overview of Corgi Management Projections 4 Illustrative Valuation Analysis A Appendix A: Supplemental Materials

INVESTMENT BANKING DIVISION
Valuation Peer Benchmarking
Street Consensus
EV / 2022E EBITDA
33.2 x 31.8 x 30.6 x
Median: 18.6x
21.8 x 21.8 x 21.8 x 19.8 x Median: 17.3x
Median: 10.7x 15.3 x 14.9 x
1 1 14.9 x 13.7 x
12.7 x 12.0 x 12.2 x 11.3 x 11.2 x 10.3 x 1
9.5 x 8.6 x 9.2 x
7.8 x
EV / 2023E EBITDA
25.3 x
22.5 x 23.1 x 19.9 x
18.1 x 18.3 x 18.3 x Median: 15.9x Median: 15.5x
1 Median: 10.1x 12.8 x 13.4 x
1 12.2 x 12.2 x 11.2 x 11.4 x 11.4 x 10.7 x 11.4 x
9.6 x 9.1 x1
7.4 x 8.3 x
6.7 x
Distribution Companion Animal Health Tech-Enabled Services
Source: Corgi and peers based on IBES estimates as of 19-May-2022
Note: Distribution includes ABC, CAH, MCK, Owens & Minor, Henry Schein, Patterson. Companion Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, Idexx, and Heska. Tech-Enabled Services includes Convey Health Solutions, Evolent, Health Equity, R1, IQVIA, and Signify Health. 1 Pro forma for payments to be made in conjunction with the opioid settlements.

INVESTMENT BANKING DIVISION

Goldman Sachs

Illustrative Weighted Average Cost of Capital Analysis

Assumptions

Target Capital Structure	
Debt	25.0 %
Equity	75.0 %
Assumptions	
Risk Free Rate	3.25 %
Equity Beta	1.39
Equity Risk Premium	6.1 %
Cost of Equity	**11.7 %**
Marginal Tax Rate	21.0 %
Pre-Tax Cost of Debt	6.5 %
After Tax Cost of Debt	5.1 %
Discount Rate	**10.1 %**

WACC Sensitivity Analysis

		Total Debt / Capitalization		
		20.0 %	25.0 %	30.0 %
Levered Equity Beta	1.19	9.4 %	9.2 %	8.9 %
	1.39	10.4 %	10.1 %	9.8 %
	1.59	11.4 %	11.0 %	10.6 %

Historical Beta Over Time

Average	Since IPO	Pre-COVID[3]	Post-COVID[3]	2Y	1Y	6M	3M	1M
Corgi	1.59	1.06	1.83	1.86	1.85	1.79	1.72	1.57
Distribution[1]	0.95	1.19	0.84	0.83	0.84	0.84	0.86	0.96
Companion Animal Health[2]	0.82	0.71	0.87	0.87	0.87	0.84	0.78	0.74


Historical Beta
2.90
2.50
2.10
1.70
1.30
0.90
0.50
1.58
0.97
0.81
Feb-2019
Jul-2019
Dec-2019
Apr-2020
Sep-2020
Feb-2021
Jul-2021
Dec-2021
May-2022

Source: Corgi filings, historical Axioma betas, Management Projections, market capitalization on basic shares outstanding, Bloomberg as of 19-May-2022.

[1] Distribution peers include Patterson, AmerisourceBergen, Cardinal, McKesson, Owens & Minor, and Henry Schein. [2] Companion Animal Health peers include Dechra, Elanco Animal Health, Phibro Animal Health, Vetoquinol, Virbac, Zoetis, IDEXX, and Heska. [3] Assumes post-COVID period begins 19-Feb-2020.

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INVESTMENT BANKING DIVISION
Overview of Equity Capitalization
As of May 20th, 2022
Common Shares Outstanding                139,518,436
Strike Price
$ 0.37                4,531
$ 0.39                1,210
$ 0.49                1,992
$ 2.78                8,679
$ 3.16                 49,415
$ 5.34                 58,845
$ 5.67                102,096
$ 7.83                180,159
$ 8.21                 59,074
$ 8.60                173,097 $ 14.38                 90,681 $ 18.54                 80,210 $ 20.84                 60,508 $ 24.60                 23,040 $ 32.98                8,945 $ 37.47                259,260
Total Options                1,161,742
RSUs / PSUs                4,929,395
1                105,250 ESPP
Diluted Share Outstanding Build
Common Shares Outstanding                139,518,436
2                465,122 Options Restricted Stock Units                4,929,395 ESPP                105,250
Total Diluted Shares Outstanding                145,018,203
Source: Corgi Management.
1. ESPP dilution based on $1.5mm in current cycle of ESPP program and $14.37 exercise price (85% of closing price as of 1-Dec-2021).
2. Option dilution based on $21.00 offer price.

INVESTMENT BANKING DIVISION
Overview of LTM Multiples Over Time
LTM EV / EBITDA
16x Average 5Y 3Y 2Y 1Y Amerisourcebergen 8.9 x 8.9 x 9.2 x 9.8 x Cardinal Health 7.6 7.2 7.1 7.0 14x McKesson 8.9 8.5 8.8 9.9
13.2 x
12x
11.1 x
10x
Multiple 9.2 x EBITDA 8x LTM 6x
4x
2x
0x
May-2017 Mar-2018 Jan-2019 Nov-2019 Sep-2020 Jul-2021 May-2022
Amerisourcebergen Cardinal Health McKesson
Source: Bloomberg,CIQ and IBES, as of 19-May-2022.
Note: EV pro forma for payments to be made in conjunction with the opioid settlements.

Goldman Sachs

Overview of Trading Price and Volume

INVESTMENT BANKING DIVISION

	Stock Price Performance									
Company	Monday Monday 9	Tuesday May 10	Wednesday May 11	Thursday May 12	Friday May 13	Monday May 16	Tuesday May 17	Wednesday May 18	Thursday May 19	Friday May 13 - Thursday May 19[1]
Corgi	(7.4)%	0.9 %	(1.4)%	4.1 %	3.0 %	8.1 %	9.3 %	(4.2)%	4.3 %	18.0 %
Chewy	(3.9)%	2.3 %	(12.1)%	9.8 %	7.6 %	(5.0)%	4.1 %	(12.2)%	2.8 %	(10.7)%
Dechra Pharma	(3.0)%	0.9 %	1.4 %	(2.5)%	3.9 %	0.4 %	1.0 %	(1.6)%	4.2 %	4.0 %
Elanco	(8.2)%	0.3 %	(4.9)%	4.2 %	2.7 %	4.7 %	3.8 %	(3.5)%	(0.5)%	4.4 %
Phibro	(2.4)%	1.5 %	(2.9)%	1.5 %	(0.8)%	2.1 %	0.9 %	(0.2)%	(4.0)%	(1.2)%
Vetoquinol	(2.5)%	0.7 %	1.0 %	(2.2)%	4.5 %	0.3 %	3.0 %	0.0 %	1.3 %	4.6 %
Virbac	(4.0)%	1.8 %	2.6 %	(3.9)%	3.4 %	1.8 %	2.1 %	(2.0)%	2.0 %	3.8 %
Zoetis	(4.4)%	0.5 %	(1.7)%	2.0 %	1.4 %	0.1 %	0.6 %	(4.5)%	(0.1)%	(4.1)%
Idexx	(5.9)%	(1.4)%	(1.8)%	4.2 %	4.1 %	(0.5)%	1.7 %	(2.5)%	2.1 %	0.7 %
Heska	(10.8)%	(0.6)%	(4.1)%	(1.0)%	3.9 %	5.8 %	4.5 %	(1.6)%	4.9 %	14.1 %
S&P	(3.2)%	0.2 %	(1.6)%	(0.1)%	2.4 %	(0.4)%	2.0 %	(4.0)%	(0.6)%	(3.1)%
Nasdaq	(4.3)%	1.0 %	(3.2)%	0.1 %	3.8 %	(1.2)%	2.8 %	(4.7)%	(0.3)%	(3.5)%
Corgi	(7.4)%	0.9 %	(1.4)%	4.1 %	3.0 %	8.1 %	9.3 %	(4.2)%	4.3 %	18.0 %
Animal Health Median	(4.0)%	0.7 %	(1.8)%	1.5 %	3.9 %	0.4 %	2.1 %	(2.0)%	2.0 %	3.8 %
Animal Health Average	(5.0)%	0.7 %	(2.5)%	1.3 %	3.4 %	1.1 %	2.4 %	(3.1)%	1.4 %	1.7 %
S&P 500	(3.2)%	0.2 %	(1.6)%	(0.1)%	2.4 %	(0.4)%	2.0 %	(4.0)%	(0.6)%	(3.1)%
Nasdaq	(4.3)%	1.0 %	(3.2)%	0.1 %	3.8 %	(1.2)%	2.8 %	(4.7)%	(0.3)%	(3.5)%
Corgi Volume (000s)	789.4	753.7	702.8	650.6	717.8	1,509.3	1,606.8	2,254.8	1,647.2	1,547.2
Multiple of 1M ADTV	0.80 x	0.76 x	0.70 x	0.67 x	0.74 x	1.50 x	1.57 x	2.09 x	1.50 x	1.49 x
Multiple of 3M ADTV	1.02 x	0.97 x	0.90 x	0.83 x	0.91 x	1.87 x	1.96 x	2.66 x	1.90 x	1.87 x
Multiple of 6M ADTV	0.87 x	0.83 x	0.78 x	0.72 x	0.80 x	1.67 x	1.77 x	2.46 x	1.80 x	1.70 x

Verbal communication of proposal

Source: S&P Capital IQ, market data as of 19-May-2022

[1] *Friday May 13 – Thursday May 19 multiples of ADTVs reflect the average volume and average ADTV from Friday May 13 to Thursday May 19.*

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